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                                                                    Exhibit 23.4

                        CONSENT OF INDEPENDENT AUDITORS

   We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3 No. 333-94049) and related Prospectus of Pinnacle Holdings Inc. for the registration of 9,200,000 shares of its common stock declared effective on January 18, 2000 which is incorporated by reference into this Registration Statement on form S-3 filed on January 19, 2000 pursuant to Rule 462(b). We also consent to the incorporation by reference therein and herein of our report dated July 13, 1998, with respect to the financial statements of the Tower Operations of MobileMedia Communications, Inc. and Subsidiaries for the years ended December 31, 1997 and 1996, included in Pinnacle Holdings Inc. Current Report on From 8-K dated September 3, 1998 filed with the Securities and Exchange Commission on September 18, 1998.

                                          /s/ Ernst & Young LLP

MetroPark, New Jersey
January 18, 2000